               Exhibit 11

Statement Re:  Computation of Earnings per Share
                                                                     For The Three Months
                                                                     Ended March 31
                                                                          1996            1995
PRIMARY:

Average Shares Outstanding                                                16,794,000      17,079,381

Net effect of the assumed exercise
of stock options - based on the
treasury stock method                                                        103,000         104,000
                                                                     ------------    ------------
Total                                                                     16,897,000      17,183,381
                                                                     ============    ============
Net Income                                                               $12,648,000     $11,288,000

Per Share Amount                                                               $0.75           $0.66
                                                                     ============    ============

FULLY DILUTED:

Average Shares Outstanding                                                16,794,000      17,079,381

Net effect of the assumed exercise
of stock options - based on the
treasury stock method                                                        118,000         113,000
                                                                     ------------    ------------
Total                                                                     16,912,000      17,192,381
                                                                     ============    ============
Net Income                                                               $12,648,000     $11,288,000

Per Share Amount                                                               $0.75           $0.66
                                                                     ============    ============

